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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 File No. 333-94193), Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 File No. 333-41641) and related Prospectus of Sunshine Mining and Refining Company for the registration of 10,035,732 shares of its common stock and to the incorporation by reference therein of our report dated February 26, 1999, with respect to the consolidated financial statements of Sunshine Mining and Refining Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.






                                                      /s/ ERNST & YOUNG LLP
                                                      --------------------------
                                                      ERNST & YOUNG LLP


Dallas, Texas
January 21, 2000